Exhibit 99.1

Orthofix Reports Second Quarter 2020 Results

•	Net sales of $73.1 million, a decrease of 37% compared to prior year on a reported and constant currency basis
•	Record Motion Preservation sales quarter of $3.6 million in the U.S., an increase of 24% sequentially
•	New product innovation cadence building momentum with new regulatory clearances

LEWISVILLE, Texas — August 6, 2020 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the second quarter ended June 30, 2020. Net sales were $73.1 million, earnings per share (“EPS”) was ($0.96) and adjusted EPS was ($0.59).

“Despite the significant impact of COVID-19 in the second quarter, we continued to execute successfully against our strategic initiatives,” said Orthofix President and Chief Executive Officer Jon Serbousek. “In particular, with the regulatory clearances of the Firebird™ SI Fusion System and the JuniOrtho™ Plating System, we believe we are making progress in creating a high-velocity new product innovation program.”

Mr. Serbousek continued, “After reaching a low point in April, revenues rebounded sequentially in both May and June in large part due to the business continuity initiatives we put into place as well our emphasis on accelerating our commercial efforts. For example, even in spite of the lower elective procedure volumes during the quarter, Motion Preservation U.S. sales continued to outperform our expectations, with rapid adoption of the M6-C™ artificial cervical disc. Looking to the balance of the year, we are optimistic about the continued recovery in our business and markets and intend to continue to invest in our strategic initiatives aimed at driving growth in the business while maintaining the strength of our balance sheet to best position Orthofix for long-term success. However, we believe it is still difficult to accurately predict the ongoing disruption that will be caused by the pandemic.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019	Change	Constant Currency Change
Bone Growth Therapies	$28,379	$50,109	(43.4%)	(43.4%)
Spinal Implants	18,594	23,226	(19.9%)	(19.7%)
Biologics	11,125	16,744	(33.6%)	(33.6%)
Global Spine	58,098	90,079	(35.5%)	(35.4%)
Global Extremities	15,037	25,771	(41.7%)	(40.5%)
Net sales	$73,135	$115,850	(36.9%)	(36.6%)

Gross profit decreased $40.1 million to $50.0 million, primarily attributable to the decline in net sales as a result of COVID-19. Gross margin decreased to 68.3% compared to 77.7% in the prior year period.

Net loss was ($18.4) million, or ($0.96) per share, compared to net loss of ($0.5) million, or ($0.03) per share in the prior year period. Adjusted net loss was ($11.3) million, or ($0.59) per share, compared to adjusted net income of $5.5 million, or $0.28 per share in the prior year period.

EBITDA was ($9.0) million, compared to $6.4 million in the prior year period. Adjusted EBITDA was ($5.6) million, or (7.6%) of net sales, compared to $17.3 million, or 14.9% of net sales, in the prior year period.

Liquidity

As of June 30, 2020, cash, cash equivalents, and restricted cash totaled $173.4 million compared to $70.4 million as of December 31, 2019. As of June 30, 2020, the Company had $100.0 million in borrowings under the five year $300 million secured revolving credit facility. Cash flow from operations increased $21.8 million to $30.1 million, while free cash flow increased $22.8 million to $20.8 million.

In July 2020, the Company repaid $50.0 million related to its borrowings under the secured revolving credit facility. Subsequent to this payment, the Company had $50.0 million in borrowings under the secured revolving credit facility.

COVID-19 Impact

The global Coronavirus Disease 2019 ("COVID-19") pandemic is significantly affecting the Company’s patients, communities, employees and business operations. The pandemic has led to the temporary closure of businesses, restrictions on travel and the implementation of physical distancing measures around the world. However, the Company remains focused on protecting the health and wellbeing of its employees, partners, patients, and the communities in which it operates while assuring the continuity of its business operations.

At this time, the future trajectory of the COVID-19 pandemic remains very uncertain, both in the U.S. and in other markets. Given these various uncertainties, it is unclear the extent to which lingering slowdowns in elective procedures will affect the Company’s business during the second half of 2020 and beyond. The expected effects of COVID-19 on the Company’s business will depend on various factors including (i) the comfort level of patients in returning to clinics and hospitals, (ii) the extent to which localized elective surgery shutdowns occur, (iii) the unemployment rate’s effect on potential patients lacking medical insurance coverage, and (iv) general hospital capacity constraints occurring because of the need to treat high volumes of COVID-19 patients. As such, the Company is not providing quantitative guidance for the third quarter of 2020 or for the full year at this time.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the second quarter 2020. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 7289908. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 7289908. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part II Item 1A under the heading Risk Factors of our quarterly report on Form 10-Q for the quarter ended June 30, 2020; Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”); Part II, Item 1A under the heading Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and other Securities and Exchange Commission (“SEC”) filings. In addition to the risks described there, factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the effects of the COVID-19 pandemic on our business, including (i) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (ii) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (iii) disruptions to our supply chain, (iv) volatility in global capital markets limiting our access to financing for potential acquisitions or working capital, (v) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (vi) general economic weakness in markets in which we operate affecting customer spending, and (vii) other unpredictable aspects of the pandemic. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2019 Form 10-K, such as our need to generate sufficient cash flows to service indebtedness and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which our available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(U.S. Dollars, in thousands, except share and per share data)	2020	2019	2020	2019
	(unaudited)		(unaudited)
Net sales	$73,135	$115,850	$177,958	$224,962
Cost of sales	23,166	25,812	46,575	49,520
Gross profit	49,969	90,038	131,383	175,442
Sales and marketing	43,479	56,864	97,792	110,558
General and administrative	15,047	21,935	32,912	42,407
Research and development	8,765	8,980	18,729	18,209
Acquisition-related amortization and remeasurement	3,678	1,808	(3,904)	8,265
Operating income (loss)	(21,000)	451	(14,146)	(3,997)
Interest income (expense), net	(901)	457	(1,324)	200
Other income (expense), net	5,069	(236)	4,271	(640)
Income (loss) before income taxes	(16,832)	672	(11,199)	(4,437)
Income tax benefit (expense)	(1,592)	(1,219)	18,440	4,787
Net income (loss)	$(18,424)	$(547)	$7,241	$350

Net income (loss) per common share:
Basic	$(0.96)	$(0.03)	$0.38	$0.02
Diluted	(0.96)	(0.03)	0.37	0.02
Weighted average number of common shares:
Basic	19,215,392	18,834,886	19,149,523	18,790,612
Diluted	19,215,392	18,834,886	19,271,467	19,179,057

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$172,888	$69,719
Restricted cash	503	684
Accounts receivable, net of allowances of $6,364 and $3,987, respectively	67,407	86,805
Inventories	82,046	82,397
Prepaid expenses and other current assets	20,726	20,948
Total current assets	343,570	260,553
Property, plant and equipment, net	65,113	62,727
Intangible assets, net	57,527	54,139
Goodwill	82,997	71,177
Deferred income taxes	36,476	35,117
Other long-term assets	10,026	11,907
Total assets	$595,709	$495,620
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$14,911	$19,886
Current portion of finance lease liability	449	323
Other current liabilities	74,236	64,674
Total current liabilities	89,596	84,883
Long-term portion of finance lease liability	22,506	20,648
Other long-term liabilities	38,562	62,458
Long-term debt	100,000	—
Total liabilities	250,664	167,989
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,209,063 and 19,022,619 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,921	1,902
Additional paid-in capital	282,287	271,019
Retained earnings	64,103	57,749
Accumulated other comprehensive loss	(3,266)	(3,039)
Total shareholders’ equity	345,045	327,631
Total liabilities and shareholders’ equity	$595,709	$495,620

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$(7,927)	$(5,373)	$(7,700)	$(21,000)
Other income (expense), net	160	214	4,695	5,069
Depreciation and amortization	2,650	1,632	1,082	5,364
Amortization of acquired intangibles	1,410	168	—	1,578
EBITDA	$(3,707)	$(3,359)	$(1,923)	$(8,989)
Share-based compensation	1,568	529	1,757	3,854
Foreign exchange impact	(137)	(286)	(42)	(465)
Strategic investments	3	248	281	532
Acquisition-related fair value adjustments	2,100	48	—	2,148
(Gain) loss on investment securities	—	—	—	—
Legal judgments/settlements	(21)	58	(3)	34
Succession and transition charges	948	(1)	250	1,197
Medical device regulation	149	143	180	472
Business interruption - COVID-19	8	86	(4,435)	(4,341)
Adjusted EBITDA	$911	$(2,534)	$(3,935)	$(5,558)

	Six Months Ended June 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$10,632	$(8,079)	$(16,699)	$(14,146)
Other income (expense), net	135	(327)	4,463	4,271
Depreciation and amortization	5,115	2,985	2,173	10,273
Amortization of acquired intangibles	2,828	168	—	2,996
EBITDA	$18,710	$(5,253)	$(10,063)	$3,394
Share-based compensation	3,092	1,155	3,366	7,613
Foreign exchange impact	(86)	223	(29)	108
Strategic investments	15	256	726	997
Acquisition-related fair value adjustments	(6,900)	48	—	(6,852)
(Gain) loss on investment securities	—	—	219	219
Legal judgments/settlements	(452)	279	373	200
Succession and transition charges	1,081	1,098	684	2,863
Medical device regulation	354	292	479	1,125
Business interruption - COVID 19	341	265	(4,424)	(3,818)
Adjusted EBITDA	$16,155	$(1,637)	$(8,669)	$5,849

	Three Months Ended June 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$12,696	$1,353	$(13,598)	$451
Other income (expense), net	175	71	(482)	(236)
Depreciation and amortization	2,314	1,326	1,200	4,840
Amortization of acquired intangibles	1,338	—	—	1,338
EBITDA	$16,523	$2,750	$(12,880)	$6,393
Share-based compensation	1,733	607	2,454	4,794
Foreign exchange impact	(168)	(116)	1	(283)
Strategic investments	591	—	4,234	4,825
Acquisition-related fair value adjustments	647	—	—	647
(Gain) loss on investment securities	—	—	491	491
Legal judgments/settlements	(555)	(318)	(4)	(877)
Succession charges	132	—	1,136	1,268
Adjusted EBITDA	$18,903	$2,923	$(4,568)	$17,258

	Six Months Ended June 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$20,426	$358	$(24,781)	$(3,997)
Other income (expense), net	(224)	(407)	(9)	(640)
Depreciation and amortization	4,501	2,626	2,383	9,510
Amortization of acquired intangibles	2,395	—	—	2,395
EBITDA	$27,098	$2,577	$(22,407)	$7,268
Share-based compensation	3,313	1,133	3,907	8,353
Foreign exchange impact	225	342	23	590
Strategic investments	1,249	—	5,645	6,894
Acquisition-related fair value adjustments	6,579	—	—	6,579
(Gain) loss on investment securities	—	—	—	—
Legal judgments/settlements	(500)	(273)	21	(752)
Succession charges	132	—	3,868	4,000
Adjusted EBITDA	$38,096	$3,779	$(8,943)	$32,932

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019	2020	2019
Net income (loss)	$(18,424)	$(547)	$7,241	$350
Foreign exchange impact	(465)	(283)	108	590
Strategic investments	532	4,825	997	6,894
Acquisition-related fair value adjustments	2,148	647	(6,852)	6,579
Amortization of acquired intangibles	1,846	1,338	3,264	2,395
Interest and (gain) loss on investment securities	—	(96)	219	(689)
Legal judgments/settlements	34	(877)	200	(752)
Succession and transition charges	1,197	1,268	2,863	4,000
Medical device regulation	472	—	1,125	—
Business interruption - COVID-19	(4,341)	—	(3,818)	—
Long-term income tax rate adjustment	5,751	(804)	(14,906)	(8,723)
Adjusted net income (loss)	$(11,250)	$5,471	$(9,559)	$10,644

Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, per diluted share)	2020	2019	2020	2019
EPS	$(0.96)	$(0.03)	$0.37	$0.02
Foreign exchange impact	(0.02)	(0.01)	0.01	0.03
Strategic investments	0.03	0.25	0.05	0.36
Acquisition-related fair value adjustments	0.11	0.03	(0.36)	0.34
Amortization of acquired intangibles	0.10	0.07	0.17	0.12
Interest and (gain) loss on investment securities	—	—	0.01	(0.04)
Legal judgments/settlements	—	(0.05)	0.01	(0.04)
Succession and transition charges	0.06	0.07	0.15	0.21
Medical device regulation	0.02	—	0.06	—
Business interruption - COVID-19	(0.23)	—	(0.20)	—
Long-term income tax rate adjustment	0.30	(0.05)	(0.77)	(0.45)
Adjusted EPS	$(0.59)	$0.28	$(0.50)	$0.55

Weighted average number of diluted common shares (treasury stock method)	19,215,392	19,272,139	19,149,523	19,280,140

Free Cash Flow

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019
Net cash from operating activities	$30,094	$8,344
Capital expenditures	(9,332)	(10,338)
Free cash flow	$20,762	$(1,994)

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense (benefit); and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended June 30, 2020 for a detail of these costs by consolidated statement of income line item; however, certain share-based compensation costs have been included within succession and transition charges for 2019 and 2020

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net
•

Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, or costs associated with the evaluation and completion of changing the Company’s jurisdiction of organization from Curacao to the State of Delaware, which are primarily recorded as general and administrative expenses

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, manufacturing agreements, and other intangible assets, which are recorded as operating expenses

•

Interest and (gain) loss on investment securities – net gains or losses recognized (realized or unrealized) within other expense, net or interest income recognized relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical Device Regulation – incremental costs incurred to establish the initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices; the new European Union MDR provides a transition period until May 2021 for currently-approved medical devices to meet the additional requirements and for certain devices this transition period can be extended until May 2024; the incremental costs to comply with these regulations primarily include third-party consulting costs necessary to supplement our internal resources and are recorded as research and development expenses

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operation, which consist primarily of i) certain proceeds received as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which are recognized in other income, and ii) inventory reserve adjustments related to product set to expire, which are reflected in cost of sales

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2019 and 2020 results and outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.